EXHIBIT 5.1


                        BLANK ROME COMISKY & MCCAULEY LLP
                               250 W. PRATT STREET
                                   SUITE 1100
                               BALTIMORE, MD 21201


                                October 11, 2000


Telkonet, Inc.
670 Ritchie Highway, 2nd Floor
Severna Park, Maryland  21146


Gentlemen:

         We have acted as counsel to Telkonet, Inc., a Utah corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 (the "Act") relating to the registration of 3,000,000 shares of Common Stock, par value $0.001 per share (the "Common Shares"), of the Company for issuance under the Telkonet, Inc. Stock Incentive Plan (the "Plan").

         In connection with the foregoing, we have examined: (a) the Articles of Incorporation of the Company, as amended, (b) the Bylaws of the Company, as amended, (c) the Plan, and (d) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

         We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein as we have deemed necessary or advisable for the purposes of this opinion.

         Based on such examination, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Utah; and

         2. The Common Shares available for issuance under the Plan, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of Common Stock available for such issuance, that the consideration actually received by the Company for the Shares exceeds the par value thereof and that those persons to whom the Shares are to be issued qualify for participation in an offering of securities which are registered pursuant to Form S-8.

         We hereby consent to the use of this Opinion as Exhibit 5 to the Registration Statement and the reference to our firm in Item 5 of Part II of the Registration Statement.


                                                  Very truly yours,


                                         /S/ Blank Rome Comisky & McCauley LLP


                                       19